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                           Sutherland Asbill & Brennan LLP
                            1275 Pennsylvania Avenue, NW
                             Washington, DC  20004-2415

                                                            Tel:  (202) 383-0100
                                                            Fax:  (202) 637-3593



                                   April 26, 1999



Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa  50266

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for Farm Bureau Life Variable Account (File No. 333-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND, ASBILL & BRENNAN LLP



                              By:   /s/ Stephen E. Roth
                                   --------------------------
                                        Stephen E. Roth, Esq.